Exhibit 99.4

Boxed Announces Closing of Business Combination

Boxed Commences Trading on the New York Stock Exchange Under the New Ticker “BOXD” on December 9, 2021

New York, December 8, 2021 – Boxed, Inc. (NYSE: BOXD, BOXD WS) (“Boxed” or the “Company”), an e-commerce grocery platform which sells bulk consumables and licenses its e-commerce software to enterprise retailers, today announced that it has completed its previously announced business combination with Seven Oaks Acquisition Corp. (“Seven Oaks” ) (Nasdaq: SVOK, SVOKU, SVOKW), a special purpose acquisition company.

Following consummation of the business combination, the combined company was renamed Boxed, Inc. and its common stock and warrants will begin trading on the New York Stock Exchange (“NYSE”) under the new ticker symbols “BOXD” and “BOXD WS,” respectively, on December 9, 2021. The transaction was approved by SVOK shareholders at its Special Meeting held on December 7, 2021, and approval was also obtained from Boxed shareholders.

“We are thrilled to announce the completion of our business combination with Seven Oaks and advance to this next chapter as a public company,” said Chieh Huang, CEO of Boxed. “Today represents a significant milestone in our journey. We are eager to use this additional capital to fuel the growth of our B2C and B2B platforms where we plan to drive customer acquisition, further enhance our loyalty programs, thoughtfully expand our product assortment, continue to help the world stock up through our breakthrough technology, and importantly, invest in our high margin Software and Services business.”

Gary Matthews, Chairman and CEO of Seven Oaks Acquisition Corp., commented, “We are proud to have a role in bringing a high-quality, socially-conscious company like Boxed to the public market. Chieh and the Boxed management team are extremely talented, and we believe the Company has a leading e-commerce platform with significant competitive advantages and opportunities to accelerate growth that will drive value creation for stakeholders over the long-term.”

The combined company will continue to be led by Chieh Huang alongside the rest of the current Boxed management team. Gary Matthews, Chairman and CEO of Seven Oaks, will serve as Boxed’s Chairman of the Board. Additional members of the Board include the following seasoned executives with deep leadership experience: Yuki Habu, David Liu, Emerson S. Moore II, Andrew Pearson, Harshul Sanghi, Eileen Serra, and Jared Yaman.

The business combination enables Boxed to raise approximately $198 million in gross cash proceeds from a combination of Seven Oaks’ cash in trust of approximately $78 million, as well as a $120 million fully committed private placement financing. There were no secondary shares sold by existing Boxed shareholders in the transaction.

Advisors

Citi and Solomon Partners acted as financial advisors to Boxed. Wells Fargo Securities, Nomura and JonesTrading Institutional Services acted as capital markets and financial advisors to SVOK. BTIG acted as capital markets advisor to Boxed. Wells Fargo Securities, Nomura and JonesTrading Institutional Services LLC acted as placement agents for SVOK. Latham & Watkins acted as legal counsel to Boxed. Winston & Strawn acted as legal counsel to SVOK. Proskauer Rose acted as legal counsel to the placement agents.

About Boxed

Boxed is an e-commerce retailer and an e-commerce enabler. The Company operates an e-commerce retail service that provides bulk pantry consumables to businesses and household customers, without the requirement of a “big-box” store membership. This service is powered by the Company’s own purpose-built storefront, marketplace, analytics, fulfillment, advertising, and robotics technologies. Boxed further enables e-commerce through its Software & Services business, which offers customers in need of an enterprise-level e-commerce platform access to its end-to-end technology. The Company aspires to make a positive social impact with an emphasis on good Environmental, Social and Governance (“ESG”) practices, and as such, has developed a powerful, unique brand, known for doing right by its customers, employees and society. For more information, please visit investors.boxed.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or Boxed’s future financial or operating performance. For example, statements regarding the timing of listing on NYSE, the competitive environment in which Boxed operates and the expected future operating and financial performance and market opportunities of Boxed are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "pro forma", "may", "should", "could", "might", "plan", "possible", "project", "strive", "budget", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Boxed and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against Boxed or others following the announcement of the business combination and any definitive agreements with respect thereto; (ii) the ability to meet stock exchange listing standards following the consummation of the business combination; (iii) the risk that the business combination disrupts current plans and operations of Boxed as a result of the announcement and consummation of the business combination; (iv) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of Boxed to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (v) costs related to the business combination and being a public company; (vi) changes in applicable laws or regulations; (vii) the possibility that Boxed may be adversely affected by other economic, business, regulatory, and/or competitive factors; (viii) Boxed's estimates of expenses and profitability; (ix) the evolution of the markets in which Boxed competes; (x) the ability of Boxed to implement its strategic initiatives and continue to innovate its existing offerings; (xi) the ability of Boxed to defend its intellectual property; (xii) the ability of Boxed to satisfy regulatory requirements; (xiii) the impact of the COVID-19 pandemic on Boxed's business; and (xiv) other risks and uncertainties set forth in the section entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the company’s final proxy statement/prospectus relating to the business combination.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Boxed does not undertake any duty to update these forward-looking statements.

Investor Contacts

Chris Mandeville

ICR

BoxedIR@icrinc.com

Media Contacts

Keil Decker

ICR

BoxedPR@icrinc.com

David Taft

Boxed

dave@boxed.com